Aytu BioScience Acquires $12.4 Million Prescription Product Portfolio

Transaction increases annual revenue to $44M and is expected to accelerate time to breakeven, following recently announced acquisition of Innovus Pharmaceuticals

Total upfront consideration equals 1.4x LTM revenue plus assumption of debt

Triples size of Rx product portfolio to nine commercial products

Investor webcast and conference call – today at 4:30 p.m. ET

ENGLEWOOD, CO / ACCESSWIRE / October 14, 2019 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on commercializing novel products that address significant patient needs, announced the signing of an asset purchase agreement to acquire a portfolio of prescription products from Cerecor, Inc. (the “Commercial Portfolio”). The Commercial Portfolio and accompanying commercial infrastructure generated $12.4 million in net revenue and was profitable on a standalone basis for the twelve months ending June 30, 2019.

The company will host a live conference call and webcast today at 4:30 p.m. ET to discuss the details of the transaction. Conference call details are provided at the end of this press release.

Josh Disbrow, Chief Executive Officer of Aytu BioScience, commented, “This asset purchase is a transformational transaction for Aytu BioScience. Through the combination of this acquisition and the previously announced acquisition of Innovus Pharmaceuticals, we increase Aytu’s top line more than six-fold, growing from $7.3 million annually in fiscal 2019 to a combined annual revenue run rate of $44 million. These two transactions accelerate the company’s growth and provide for an increased revenue base from which to expand. Further, through the acquisition of this novel portfolio of six prescription products and the accompanying commercial team, which is profitable on a standalone basis, we achieve much higher commercial scale.”

Mr. Disbrow continued, “Additionally, with today’s separate announcement of our $10 million financing with two high-quality, healthcare-focused institutional investors, we have a strong balance sheet with estimated cash of approximately $17.3M as of September 30th. We are well positioned to integrate and grow this newly expanded product portfolio.”

Mr. Disbrow concluded, “Following closing, we plan to quickly start the integration process with the commercial team to increase revenue and realize cost savings through the removal of redundancies. The cost savings we expect to realize by year-end, along with an immediate step-up in revenue, should enable us to quickly cut our burn, significantly extend our cash runway and accelerate our time to breakeven. Through these two strategic transactions and newly expanded scale, Aytu is on a much higher trajectory and is positioned to deliver more value to our shareholders. This is an exciting day for the Aytu team, and we are excited to begin driving more growth at the new Aytu BioScience.”

Following the closing of this asset purchase agreement and upon the closing of the previously announced merger agreement with Innovus Pharmaceuticals, Aytu BioScience’s annual revenue will exceed $44 million - based on combined trailing twelve-month revenue as of June 30, 2019.
The transaction is expected to further increase revenue scale and accelerate the company’s time to achieve breakeven.

The purchased Commercial Portfolio includes prescription products competing in markets exceeding $8 billion in annual U.S. sales. The portfolio consists of six established, commercialized pediatric primary care products including: AcipHex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal® ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™. The Commercial Portfolio complements current Aytu products Natesto®, ZolpiMist™, and Tuzistra® XR. The combined total addressable U.S. market across both product portfolios exceeds $13 billion.

Asset Purchase Agreement Components

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Acquisition of the Commercial Portfolio generating $12.4 million in net revenue for the four quarters ending June 30, 2019. This portfolio includes the following product lines: AcipHex® Sprinkle, Cefaclor for Oral Suspension, Karbinal® ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™

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Retention of the commercial infrastructure and nationwide sales force that commercializes the Commercial Portfolio

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Hiring of Matthew Phillips, current Chief Commercial Officer of Cerecor, as Aytu’s Executive Vice President of Commercial Operations, reporting to the Chief Executive Officer

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Assumption of contracts associated with the Commercial Portfolio inclusive of licensing and supply agreements, along with wholesaler, third-party logistics, distributor, and direct purchase agreements

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Payment of $4.5 million in cash and $12.5 million in Aytu preferred stock, which converts into common stock upon receipt of Aytu shareholder approval

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Assumption of Cerecor’s outstanding payment obligations to Deerfield CSF, LLC (“Deerfield Note”) totaling approximately $16.575 million in principal and interest, which is payable in January 2021
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Company expects to refinance and extend the term of the Deerfield Note following the close
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Deerfield Note guaranteed by Armistice Capital via an escrow agreement

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Total upfront consideration in cash and preferred stock for this $12.4M commercial portfolio is $17 million, or approximately 1.4x LTM revenue, plus the assumption of the Deerfield Note.

The purchase of the Commercial Portfolio, in conjunction with the planned acquisition of Innovus Pharmaceuticals, increases Aytu’s annual revenue to over $44 million based on combined company sales over the four quarters ending June 30, 2019.

Both Innovus Pharmaceuticals and the Cerecor commercial business have operated near or above breakeven on a cash basis over the last twelve months.

The company expects to integrate the Cerecor commercial team, currently led by Matthew Phillips, into Aytu’s current commercial infrastructure and realize cross-selling and cost savings across multiple product lines.

Matthew Phillips will transition from Cerecor to Aytu to serve as the company’s Executive Vice President of Commercial Operations, reporting to the Chief Executive Officer. Jarrett Disbrow, the company’s current Chief Operating Officer, will assume the role of Executive Vice President of Marketing and Market Access, continuing to report to the Chief Executive Officer. The company expects to further leverage operational efficiencies and achieve subsequent cost savings across the organization.

The asset purchase agreement is expected to close following the receipt of all required consents to the transaction and upon the satisfaction of certain obligations of Cerecor relating to the delivery of audited financial statements.

About the Commercial Portfolio

The Commercial Portfolio contains established prescription products competing in markets exceeding $8 billion in annual U.S. sales. Each product has distinct clinical features and patient-friendly benefits and are indicated to treat common pediatric and primary care conditions.

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AcipHex® Sprinkle™ (rabeprazole sodium): AcipHex Sprinkle is a granule formulation of rabeprazole sodium, a commonly prescribed proton pump inhibitor. AcipHex Sprinkle is indicated for the treatment of gastroesophageal reflux disease (GERD) in pediatric patients 1 to 11 years of age for up to 12 weeks.

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Cefaclor (cefaclor oral suspension): Cefaclor for oral suspension is a second-generation cephalosporin antibiotic suspension and is indicated for the treatment of numerous common infections caused by Streptococcus pneumoniae, Haemophilus influenzae, staphylococci, and Streptococcus pyogenes, and others.

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Flexichamber®: Flexichamber is an anti-static, valved collapsible holding chamber intended to be used by patients to administer aerosolized medication from most pressurized metered dose inhalers (MDIs) such as commonly used asthma medications.

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Karbinal® ER (carbinoxamine maleate extended-release oral suspension): Karbinal ER is an H1 receptor antagonist (antihistamine) indicated to treat various allergic conditions including seasonal and perennial allergic rhinitis, vasomotor rhinitis, and other common allergic conditions.

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Poly-Vi-Flor® and Tri-Vi-Flor®: Poly-Vi-Flor and Tri-Vi-Flor are two complementary prescription fluoride-based supplement product lines containing combinations of vitamins and fluoride in various oral formulations. These prescription supplements are prescribed for infants and children to treat or prevent fluoride deficiency due to poor diet or low levels of fluoride in drinking water and other sources.

Webcast and Conference Call on Monday, October 14th at 4:30 p.m. Eastern Time

Interested participants and investors may access the webcast and conference call by dialing either:

1-844-602-0380 (toll-free)

1-862-298-0970 (international)

The webcast will be accessible live and archived on Aytu BioScience's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) and using the replay access code 54723.

More details about the transaction can be found on Form 8-K, which the company expects to file with the U.S. Securities and Exchange Commission promptly.

About Aytu BioScience, Inc.
Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on commercializing novel products that address significant patient needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism (low testosterone, or "Low T"). Aytu also has exclusive U.S. and Canadian rights to ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation. Aytu recently acquired exclusive U.S. commercial rights to Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive syrup. Tuzistra XR is a prescription antitussive consisting of codeine polistirex and chlorpheniramine polistirex in an extended-release oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product. Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large therapeutic markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future financial performance and condition, guidance and any other statements regarding Aytu’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the risk that a condition to closing of the proposed transaction may not be satisfied, that the closing of the proposed transaction might be delayed or not occur at all, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the diversion of management time on transaction-related issues, the ultimate timing, outcome and results of integrating the operations of Aytu with the acquired assets, the ability of Aytu with the acquired assets to realize anticipated synergies in the timeframe expected or at all, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of the company's Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:
James Carbonara
Hayden IR
(646) 755-7412